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                                                                     Exhibit 1.1

               (CHINA EASTERN AIRLINES CORPORATION LIMITED LOGO)
                   CHINA EASTERN AIRLINES CORPORATION LIMITED
 (A joint stock limited company incorporated in the People's Republic of China with limited liability)

                                (Stock code: 670)

                                  ANNOUNCEMENT

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The Company makes this announcement in response to the aircraft accident on 21st
November, 2004 in Baotou city, Inner Mongolia.
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China Eastern Airlines Corporation Limited (the "COMPANY") makes this announcement in response to the aircraft accident on 21st November, 2004 in Baotou city, Inner Mongolia. The MU5210 aircraft that crashed at the accident was owned and operated by (CHINESE CHARACTERS) (China Eastern Air Yunnan Company), a company wholly owned by the Company's controlling shareholder, (CHINESE CHARACTERS) (China Eastern Air Holding Company). The board of directors of the Company believes that the accident will not impact on the business operations and financial condition of the Company.

The Company has been operating as usual in its normal course of business. The Company always places emphasis on its flight safety, and will continue to strengthen its safety administration.

                                           By order of the board of directors of
                                                   CHINA EASTERN AIRLINES
                                                     CORPORATION LIMITED
                                                         LUO ZHUPING
                                              Director and Company Secretary

Shanghai, the People's Republic of China
22nd November, 2004

The directors of the Company as at the date of this announcement are:
Li Fenghua (Chairman, Executive Director)
Ye Yigan (Non-executive Director) Cao Jianxiong (Non-executive Director) Wan Mingwu (Vice President, Executive Director) Zhong Xiong (Non-executive Director) Luo Zhuping (Executive Director) Hu Honggao (Independent Non-executive Director) Peter Lok (Independent Non-executive Director) Wu Baiwang (Independent Non-executive Director) Zhou Ruijin (Independent Non-executive Director) Xie Rong (Independent Non-executive Director)

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